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                                   EXHIBIT 11


                                       14

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                                   EXHIBIT 11

                            ACTIVE VOICE CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE



                                                     Three months ended June 30,
                                                     ---------------------------
                                                      1996            1995
                                                     -----------     -----------
PRIMARY
Average shares outstanding                            4,562,732       4,480,847
Net effect of dilutive stock options based on the
 treasury stock method using average market price        65,382         148,450
                                                     -----------     -----------
Total                                                 4,628,114       4,629,297
                                                     -----------     -----------
                                                     -----------     -----------
Net income                                             $771,240      $1,428,153
                                                     -----------     -----------
                                                     -----------     -----------
Per share amount                                          $0.17           $0.31
                                                     -----------     -----------
                                                     -----------     -----------

FULLY DILUTED
Average shares outstanding                            4,562,732       4,480,847
Net effect of dilutive stock options based on the
 treasury stock method using the period end
 market price, if higher than average market price       65,428         151,753
                                                     -----------     -----------
Total                                                 4,628,160       4,632,600
                                                     -----------     -----------
                                                     -----------     -----------
Net income                                             $771,240      $1,428,153
                                                     -----------     -----------
                                                     -----------     -----------
Per share amount                                          $0.17           $0.31
                                                     -----------     -----------
                                                     -----------     -----------